Exhibit 24.1
Centene Corporation
Power of Attorney
     Each of the undersigned officers and directors of Centene Corporation, a Delaware corporation (the “Corporation”), whose signatures appear below hereby makes, constitutes and appoints Michael F. Neidorff and William N. Scheffel, and each of them acting individually, his or her true and lawful attorneys, with power to act alone and without the other and with full power of substitution, to execute, deliver and file (this authorization to include the authority to sign the name of each of the undersigned in the capacity or capacities indicated below) an automatic shelf registration statement on Form S-3 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of an indeterminate amount of the Corporation’s Common Stock, $0.001 Par Value, and the associated preferred stock purchase rights (the “Securities”), which Securities may be offered in amounts, at prices, and on terms to be determined at the time of sale, all as authorized by the Board of Directors (the “Registration Statement”), and any and all amendments or supplements thereto, and any other instruments deemed necessary or advisable in connection therewith; and each of the undersigned officers and directors hereby grants to each of the attorneys full power and authority to do and perform each and every act and thing whatsoever as each of such attorneys may deem, in his or her sole discretion, necessary or advisable, to carry out fully the intent of this power of attorney to the same extent and with the same effect as each of such officers and directors might or could do personally in his or her capacity or capacities.
     IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of July 28, 2009.

/s/ Michael F. Neidorff	/s/ William N. Scheffel

Michael F. Neidorff Chairman and Chief Executive Officer (Principal Executive Officer)	William N. Scheffel Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Jeffrey A. Schwaneke	/s/ Steve Bartlett

Jeffrey A. Schwaneke Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	Steve Bartlett Director

/s/ Robert K. Ditmore	/s/ Frederick H. Eppinger

Robert K. Ditmore Director	Frederick H. Eppinger Director

/s/ Richard A. Gephardt	/s/ Pamela A. Joseph

Richard A. Gephardt Director	Pamela A. Joseph Director

/s/ John R. Roberts	/s/ David L. Steward

John R. Roberts Director	David L. Steward Director

/s/ Tommy G. Thompson
Tommy G. Thompson Director